Exhibit 23.4

[e-Rewards letterhead]

e-Rewards, Inc.

8401 North Central Expressway

Suite 900, LB-38

Dallas, Texas 75225

Tel.: (888) 203-6245

Fax: (214) 782-2900

Date: August 5, 2010

We hereby irrevocably consent to the use of our company’s name, all references to the April 2007 survey conducted by us and the other information and data related thereto in any registration statement on Form S-1 or Form S-3 (including any amendments thereto) filed with the Securities and Exchange Commission for the registration of shares of common stock, par value $0.01, of Express, Inc.

e-REWARDS, INC.

By:	/s/ David Mellinger
Name: David Mellinger
Title: CFO